Exhibit 10.20

COLLATERAL ASSIGNMENT OF STOCK PURCHASE AGREEMENT

Dated as of May 14, 2004

Made By

RV ACQUISITION INC.

(“Assignor”)

- in favor of -

WELLS FARGO FOOTHILL, INC.,

(“Assignee”)

THIS INSTRUMENT WAS PREPARED BY:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

COLLATERAL ASSIGNMENT OF STOCK PURCHASE AGREEMENT

COLLATERAL ASSIGNMENT, dated as of May 14, 2004 (this “Assignment”), made by RV ACQUISITION INC., a Delaware corporation, with an address at c/o Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, New York, NY  10022 (hereinafter, the “Assignor”), in favor of WELLS FARGO FOOTHILL, INC., a California corporation, with offices at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California  90404 (hereinafter, the “Assignee”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of April 27, 2004 (the “Purchase Agreement”), by and among LD Holdings, Inc., a Delaware corporation (“Holdings”), Lazy Days’ R.V. Center, Inc., a Florida corporation and wholly owned subsidiary of Holdings (“Lazy Days”), the Employee Stock Ownership Plan And Trust For The Employees Of Lazy Days (“ESOP”), acting through James L. Farnsworth as the directed trustee of the ESOP (the “Trustee”), the other stockholders of Holdings listed on the signature pages thereto (each a “Seller” and collectively, the “Sellers”), Oakridge Consulting, solely as agent for the Sellers (the “Sellers’ Representative”), and the Assignor, as buyer, the Assignor has agreed to purchase from the ESOP and the Sellers the Shares (as such term is defined in the Purchase Agreement);

WHEREAS, certain sums may be owing by the ESOP and the Sellers to the Assignor from time to time under the Purchase Agreement and/or the Escrow Agreement (as defined in, and as annexed to, the Purchase Agreement);

WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Lazy Days, as borrower, and the Assignee, the Assignee has agreed to make certain loans and other financial accommodations to or for the benefit of Lazy Days;

WHEREAS, the Assignor has guaranteed the repayment of all obligations under the Loan Agreement pursuant to a Guaranty (as defined in the Loan Agreement); and

WHEREAS, to further secure the Assignor’s performance of its obligations under the Guaranty and the other Loan Documents (as defined in the Loan Agreement) to which it is a party, the Assignor desires to enter into this Assignment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby agrees as follows:

1.                                       ASSIGNMENT AS SECURITY.

The Assignor hereby collaterally assigns and grants to the Assignee, as additional security for the payment and performance in full of the Obligations (as defined in the Loan

Agreement), a security interest in all of the Assignor’s right, title and interest in and to the Purchase Agreement and the Escrow Agreement (collectively, the “Purchase Documents”), including, without limitation, the Assignor’s right to receive payments from the ESOP and the Sellers pursuant to or in connection with the Purchase Documents.

All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

2.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)                                  The Purchase Agreement is, and the Escrow Agreement shall (upon execution) be, valid, binding and enforceable against the ESOP and the Sellers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, and the Purchase Agreement, since its execution and delivery by the ESOP and the Sellers, has not been modified or amended.

(b)                                 As of the date hereof, the Assignor has not delivered or received any notices of default under the Purchase Agreement.  As of the date hereof, the Assignor is not in default under any of the terms of the Purchase Agreement, and there are no events which, with the giving of notice or the passage of time or both, would constitute a default by the Assignor under the Purchase Agreement.

(c)                                  As of the date hereof, none of the Sellers or the ESOP are in default under any of the terms of the Purchase Agreement, and there are no events which, with the giving of notice or the passage of time or both, would constitute a default by any Seller or the ESOP under the Purchase Agreement.

(d)                                 The Assignor has delivered to the Assignee a true and complete copy of the Purchase Agreement and, upon execution, the Assignor will deliver to the Assignee a true and complete copy of the Escrow Agreement.

(e)                                  The Assignor will perform and observe all of the terms, covenants and conditions required to be performed and observed by the Assignor, as buyer, under the Purchase Documents, and the Assignor will do all things necessary to preserve and to keep unimpaired its rights under the Purchase Documents.

(f)                                    The Assignor will (i) promptly notify the Assignee of its receipt of any notice from any Seller, the Sellers’ Representative, the ESOP or the Trustee of any default by the Assignor in the performance or observance of any of the terms, covenants or conditions on its part to be performed or observed under any Purchase Document, (ii) promptly notify the Assignee of the receipt by the Assignor of any other material notice from any Seller, the Sellers’ Representative, the ESOP or the Trustee pursuant to the provisions of the Purchase Documents, and (iii) promptly cause a copy of any such notice received by the Assignor from such Seller, the Sellers’ Representative, the ESOP or the Trustee to be delivered to the Assignee.

(g)                                 The Assignor will not, without the prior written consent of the Assignee, (i) waive, amend, alter, modify or supplement any Purchase Document, (ii) surrender or suffer or permit any termination or cancellation of any Purchase Document, (iii) waive, amend, alter or modify any of its rights or remedies under any Purchase Document, or (iv) consent or refuse to consent to any action taken or to be taken by any Seller, the Seller’s Representative, the ESOP, the Trustee or anyone else under any Purchase Document, in each case, if any such action would diminish or impair the security of any of the collateral pledged to the Assignee for the Obligations pursuant to this Assignment, or either individually or in the aggregate, would be reasonably likely to result in a Material Adverse Change.

3.                                       TERMS AND CONDITIONS.

(a)                                  Prior to the occurrence of an Event of Default (as defined in the Loan Agreement), if the Assignor has any right, privilege or claim against any Seller, the Sellers’ Representative, the ESOP or the Trustee under any Purchase Document, the Assignor will take all actions necessary, in good faith, to enforce such right, privilege or claim and will cause any sums received by it in connection therewith to be paid to the Assignee for application to the Obligations in accordance with the terms of the Loan Agreement.

(b)                                 The Assignor hereby irrevocably authorizes and empowers the Assignee, at any time after the occurrence and during the continuation of an Event of Default, to (i) assert, either directly or on behalf of the Assignor, any claims and demands and enforce, either directly or on behalf of the Assignor, any rights and remedies which the Assignor may have, from time to time, against any Seller, the Sellers’ Representative, the ESOP or the Trustee pursuant to or in connection with any Purchase Document, and (ii) collect any and all proceeds, awards or amounts due to the Assignor under the Purchase Documents, and apply such amounts on account of the Obligations in such manner as the Assignee shall elect.  The Assignor hereby irrevocably makes, constitutes and appoints the Assignee (and all officers, employees or agents designated by the Assignee) as the Assignor’s true and lawful attorney-in-fact (such power being coupled with an interest) for the purpose of enabling the Assignee or its designated agent to take any or all of the actions contemplated by clauses (i) and (ii) above.

(c)                                  The Assignor hereby acknowledges and agrees that it shall remain liable under each Purchase Document to observe and perform all of the conditions and obligations to be observed or performed by the buyer thereunder, and neither this Assignment, nor any action taken by the Assignee pursuant hereto, shall cause the Assignee to be deemed to have assumed any of the obligations or liabilities of the Assignor under any Purchase Document.  The Assignor further agrees to indemnify, protect, defend and hold the Assignee harmless from and against any claims or demands by the Sellers, the Sellers’ Representative, the ESOP or the Trustee thereunder.

(d)                                 The Assignor hereby agrees to keep the Assignee reasonably informed of all circumstances bearing upon the exercise of the Assignor’s rights and remedies under the Purchase Documents.

(e)                                  This Assignment shall continue in full force and effect until all of the Obligations (other than contingent indemnification obligations and expense reimbursement obligations to the extent that such expenses have not yet been incurred) have been indefeasibly paid or performed in full and the Loan Agreement has been terminated, at which time the

Assignee shall release to the Assignor the Assignee’s interest in the Purchase Documents and any other rights assigned to the Assignee hereunder.

(f)                                    No delay by the Assignee in the exercise of its rights hereunder shall constitute a waiver of any such rights.  A waiver by the Assignee of a particular Event of Default shall not constitute a waiver of any subsequent Event of Default.  Any waiver by the Assignee of any right hereunder on one occasion shall not constitute a waiver on any other occasion.

4.                                       GENERAL CONDITIONS.

(a)                                  This Assignment shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

(b)                                 This Assignment shall be construed and enforced in accordance with the internal laws of the State of New York.

(c)                                  The Assignor shall pay all reasonable attorneys’ fees and expenses which Assignee may hereafter incur in enforcing any of its rights hereunder.

SIGNATURE PAGE FOLLOWS

In WITNESS WHEREOF, the Assignor has duly executed and delivered this Assignment as of the          day of May, 2004.

RV ACQUISITION INC.,
a Delaware corporation

By:
Name:
Title:

A-1